Exhibit 3.12

CODE OF REGULATIONS

OF

BUCKEYE CHECK CASHING OF ARIZONA, INC.

ARTICLE

I - MEETING OF SHAREHOLDERS

(a)                                  Annual Meetings.  An annual meeting of shareholders, for the election of Directors, for the consideration of any reports and for the transaction of such other business as may be brought before the meeting, shall be held on the first Monday of the fourth month following the close of the Corporation’s fiscal year or on such other date as may be designated by the Board of Directors.

(b)                                 Special Meetings.  Special meetings of the shareholders of this corporation shall be called by the Secretary, pursuant to a resolution of the Board of Directors, or upon written request of two Directors, or by shareholders representing 25% of the shares issued and entitled to vote.  Calls for special meetings shall specify the time, place and object or objects thereof, and no business other than that specified in the call therefor shall be considered at any such meetings.

(c)                                  Notice of Meetings.  A written or printed notice of the annual or any special meetings of the shareholders, stating the time and place, and in case of special meetings, the objects thereof, shall be given to each shareholder entitled to vote at such meeting appearing on the books of the corporation, by mailing same to the shareholder’s address as same appears on the records of the corporation or of its Transfer Agent or Agents, at least ten (10) days before any such meeting; provided, however, that no failure or irregularity of notice of any annual meeting shall invalidate the same or any proceeding thereat.  It shall be the responsibility of the Secretary to mail such notice.

(d)                                 Quorum.  Those shareholders present in person or by proxy entitling them to exercise a majority of the voting power shall constitute a quorum for any meeting of shareholders.  In the event of an absence of a quorum at any meeting or any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time.  At any adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

(e)                                  Place of Meetings.  The annual or any special meetings of shareholders may be held at such place or places within or without the State of Ohio, as may be specified in the notice of any such meetings.

(f)                                    Proxies.  At any meeting of shareholders, any person who is entitled to attend, or to vote thereat, and to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of such person’s  other rights, by proxy or proxies appointed by a writing signed by such person and submitted to the Secretary at or before such meeting.  Voting by proxy or proxies shall be governed by all of the provisions of Ohio law, including the provisions relating to the sufficiency of the writing, the duration of the validity of the proxy or proxies, and the power of substitution and revocation.

ARTICLE II - SHARES

(a)                                  Certificates.  Certificates evidencing the ownership of shares of the corporation shall be issued to those entitled to them by transfer or otherwise.  Each certificate for shares shall bear a distinguishing number, the signature of the Chairman of the Board or the President or a Vice President and the signature of the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the corporation, and such recitals as may be required by law.  The certificates for shares shall be of such tenor and design as the Board of Directors from time to time may adopt.

(b)                                 Transfers.  The shares of the corporation shall be assignable and transferable only on the books and records of the corporation by the registered owner, or by the registered owner’s  duly authorized attorney, upon surrender of the certificate duly and properly endorsed with proper evidence of authority to transfer.  The corporation shall issue a new certificate for the shares surrendered to the person or persons entitled thereto.

(c)                                  Lost, Stolen or Destroyed Certificates.  The holder of any shares in the corporation shall immediately notify the Secretary of any lost, stolen or destroyed certificate, and the corporation may issue a new certificate in the place of any certificate alleged to have been lost, stolen or destroyed.  The Board of Directors may, at its discretion, require the owner of a lost, stolen or destroyed certificate or the owner’s legal representative to give the corporation a bond on such terms and with such sureties as it may direct, to indemnify the corporation against any claim that may be made against it on account of the alleged lost, stolen or destroyed certificate.  The Board of Directors may, however, at its discretion, refuse to issue any such new certificate except pursuant to legal proceedings in a court having jurisdiction over such matter pursuant to Ohio law.

ARTICLE III - DIRECTORS

(a)                                  Number and Term.  The number of members of the Board of Directors shall be determined pursuant to law, or by resolution of the shareholders entitled to vote, but where said resolution provides for less than three (3) Directors, the number of Directors shall not be less than the number of shareholders.

The Directors shall hold office until the expiration of the term for which they were elected and shall continue in office until their respective successors shall have been duly elected and qualified.

(b)                                 Vacancies.  A resignation from the Board of Directors shall be deemed to take effect upon its receipt by the Secretary, unless some other time is specified therein.  The acceptance of any resignation shall not be necessary to make it effective unless so specified in the resignation.  In case of any vacancy in the Board of Directors, the remaining Directors, even though they may be less than a quorum of the entire number of Directors constituting a full Board, may at any duly convened meeting, except as hereinafter provided, elect a successor to hold office for the unexpired portion of the term of the Director whose place shall be vacant, and until the election and qualification of a successor.

(c)                                  Regular Meetings.  Regular meetings of the Board of Directors shall be held monthly on such dates as the Board may designate.

(d)                                 Special Meetings.  Special meetings of the Board of Directors shall be called by the Secretary and held at the request of the President or two (2) of the Directors.

(e)                                  Notice of Meetings.  The Secretary shall give notice of each meeting of the Board of Directors, whether regular or special, to each member of the Board.

(f)                                    Quorum.  A majority of the Directors in office at the time shall constitute a quorum at all meetings thereof.

(g)                                 Place of Meetings.  The Board of Directors may hold its meetings at such place or places within or without the State of Ohio as the Board may, from time to time, determine.

(h)                                 Compensation.  Directors, as such, shall not receive any stated salary for their services, but, on resolution of the Board, a fixed sum for expenses of attendance, if any, may be allowed for attendance at each meeting, regular or special, provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.  Members of either executive or special committees may be allowed such compensation as the Board of Directors may determine for attending committee meetings.

(i)                                     Liability.  The provisions of Section 1701.59(D) of the Ohio Revised Code, or any statute of like tenor or effect which is hereafter enacted, shall not apply in any action brought by or in the right of the corporation against a Director.

ARTICLE IV - ELECTION OF OFFICERS

At the first meeting of the Board of Directors in each year (at which a quorum shall be present) held next after the annual meeting of the shareholders, and at any special meeting for such purpose, as provided in Article III(d), the Board of Directors shall elect the officers of the corporation.  It may also appoint an executive committee or other committees and define their powers and duties.

ARTICLE V - OFFICERS

The officers of this corporation shall include a President, a Vice President, a Secretary, a Treasurer, and such other officers as the Board of Directors may, from time to time, elect, all of whom may or may not be Directors.  Said officers shall be chosen by the Board of Directors, and shall hold office for one (1) year, or until their successors are elected and qualified.

Any officer or employee elected or appointed by the Board of Directors, other than a Director, may be removed at any time for any reason upon vote of the majority of the whole Board of Directors.

ARTICLE VI - DUTIES OF OFFICERS

(a)                                  President.  The President shall preside at all meetings of shareholders and Directors.  The President shall exercise, subject to the control of the Board of Directors and the shareholders of the corporation, a general supervision over the affairs of the corporation, and shall perform generally all duties incident to the office and such other duties as may be assigned to the President from time to time by the Board of Directors.

(b)                                 Vice President.  The Vice President shall perform all duties of the President in the President’s absence or during the President’s inability to act, and shall have such further duties as may be assigned to the Vice President by the Board of Directors.

(c)                                  Secretary.  The Secretary shall keep the minutes of all proceedings of the Board of Directors and of the shareholders and make a proper record of same, which shall be attested to by the Secretary, and shall have such further duties as may be assigned to the Secretary by the Board of Directors.

(d)                                 Treasurer.  The Treasurer shall have the custody of the funds and securities of the corporation which may come into the Treasurer’s hands, and shall do with the same as may be ordered by the Board of Directors.  When necessary or proper, the Treasurer may endorse on behalf of the corporation, for collection, checks, notes and other obligations.  The Treasurer shall deposit the funds of the corporation to its credit in such hands and depositories as the Board of Directors may, from time to time, designate.  The Treasurer shall also have such further duties as may be assigned to him by the Board of Directors.

ARTICLE VII - ORDER OF BUSINESS - SHAREHOLDER MEETINGS

1.                                       Call meeting to order.

2.                                       Selection of Chairman and Secretary.

3.                                       Proof of notice of meeting.

4.                                       Roll call, including filing of proxies with the Secretary.

5.                                       Appointment of Tellers.

6.                                       Reading and disposal of previously unapproved minutes.

7.                                       Reports of officers and committees.

8.                                       If annual meeting, or meeting called for that purpose, election of Directors.

9.                                       Unfinished business.

10.                                 New business.

11.                                 Adjournment.

This order may be changed by the affirmative vote of a majority in interest of the shareholders present.

ARTICLE VIII - AMENDMENTS

These Regulations may be adopted, amended or repealed by the affirmative vote of a majority of the shares empowered to vote thereon at any meeting called and held for that purpose, notice of which meeting has been given pursuant to law, or without a meeting by the written assent of the owners of two-thirds of the shares of the corporation entitled to vote thereon.

The undersigned shareholders hereby adopts the foregoing Code of Regulations this          day of June, 2000.

SHAREHOLDERS:

James H. Frauenberg, as Trustee of the James H. Frauenberg 1998 Trust, dated 01/01/98, as amended

Fredrick L. Fisher, as Trustee of the James H. Frauenberg 1998 Descendants Trust, dated 01/01/98, as amended

Michael W. Lenhart, as Trustee of the Michael W. Lenhart 1998 Trust, dated 01/01/98, as amended

Fredrick L. Fisher, as Trustee of the Michael W. Lenhart 1998 Descendants Trust, dated 01/01/98, as amended